Exhibit 99.1

January 05, 2015 06:00 ET

NeuLion to Acquire DivX, a Leading Provider of Next-Generation Digital Video Solutions

Transaction Creates Online Video Powerhouse Perfectly Positioned to Take Full Advantage of Accelerating Adoption of 4K Video and OTT Services

NeuLion to Strengthen Management Team

Globalizes NeuLion’s Reach

PLAINVIEW, NY—January 5, 2015 – NeuLion, Inc. (TSX:  NLN), the leading enabler and provider of live and on-demand content to Internet-connected devices, has signed a definitive agreement to acquire DivX LLC, a leading provider of next-generation digital video solutions.

The transaction will place the combined company at the forefront of the global shift to 4K video and Over-The-Top services in the fast-growing online video market.  According to Futuresource Consulting, 4K adoption is forecast to grow quickly from 2015 onward with over 100 million shipments projected in 2018, representing 38% of the total TV market. As live and on-demand secured streaming of content continues to move to digital platforms, NeuLion and DivX together will be a leader in the space from both a technology platform and consumer experience perspective.    Bringing together NeuLion’s managed services and DivX’s technology products, NeuLion will be able to give customers the choice of either building and managing digital video platforms internally or licensing a fully integrated managed services solution.

“By delivering interactive viewing experiences to consumers watching live and on-demand content on digital platforms, from desktop to mobile to connected devices, NeuLion has built a roster of the best known brands in professional and college sports and TV Everywhere, such as NFL, NHL, NBA, UFC, Rogers and CCTV.  Now, we are extending our franchise and bolstering our capabilities with our acquisition of DivX’s entertainment and consumer electronics customers, advanced 4K video enabling technology products and expansive geographic reach,” said Nancy Li, chief executive officer of NeuLion.

Added Kanaan Jemili, DivX's chief executive officer, “As a leading provider of next-generation digital video technologies for Over-The-Top services across consumer electronics devices and mobile platforms, DivX has licensed its technology to global brands spanning consumer electronics manufacturers, entertainment content rights holders and cable network operators, such as LG, Samsung, Toshiba and Hisense. With our recently introduced end-to-end HEVC solution, DivX is helping to drive adoption of 4K video and live streaming.  We are excited about the opportunity to extend our reach into the global marketplace while we continue to create technologies that bring high quality viewing experience to digital media consumers.”

Expanded Management Team with Global Reach

Upon closing of the transaction, Nancy Li, NeuLion’s chief executive officer, will become executive vice chairman of the NeuLion board of directors and will drive the technology vision for the company, and Kanaan Jemili, DivX’s chief executive officer, will be appointed chief executive officer of NeuLion.  The management teams and employees of both companies will be combined.  NeuLion will now have offices and sales reach throughout North America, Europe and Asia.

Expanded Board of Directors

Upon closing of the transaction, James Hale, DivX’s chairman and managing partner at Parallax Capital Partners, LLC, and John Coelho, a member of DivX’s board of directors and partner at StepStone Group LP, will join the NeuLion board of directors.  As a result, NeuLion will expand its board to 11 seats.

Terms of the Transaction

Under the terms of the definitive agreement, the total value of the transaction is approximately $62.5 million, consisting of $37.5 million in shares of NeuLion common stock and a $25 million two-year convertible note, subject to working capital adjustments.  At closing, NeuLion will issue 35,890,216 shares of common stock at a set price of approximately $1.045 per share based on the five-day VWAP for the stock as of the market close on December 24, 2014.

NeuLion management expects the transaction to be accretive on a GAAP operating income basis for 2016 and immediately accretive on a non-GAAP adjusted EBITDA basis.  For the six-month period ended September 30, 2014, the period DivX has been a stand-alone private company, DivX had estimated GAAP unaudited revenues of $10.8 million and estimated non-GAAP revenues of $26.6 million, and an estimated GAAP unaudited consolidated net loss of $7.4 million and non-GAAP Adjusted EBITDA of $3.5 million.  A reconciliation of the GAAP to non-GAAP figures can be found in a table at the end of this release.

The transaction, which has been approved by the boards of directors of NeuLion and DivX, is expected to close in the first quarter of calendar 2015 subject to customary closing conditions.

Needham & Company provided a fairness opinion to NeuLion’s board of directors.

About NeuLion

NeuLion, Inc. (TSX: NLN) offers the true end-to-end solution for delivering live and on-demand content to Internet-enabled devices. NeuLion enables content owners and distributors, cable operators and telecommunications companies to capitalize on the massive consumer demand for viewing video content on PCs, smartphones, iPads and other similar devices. NeuLion’s customers include major entertainment, sports, global content and news companies. NeuLion is based in Plainview, NY. For more information about NeuLion, visit www.neulion.com.

About DivX, LLC

DivX, LLC, is leading the way to better, more seamless consumer video experience by powering the professional creation, protected distribution and high-quality playback of highly efficient video to multiple devices and platforms. DivX, along with its subsidiary MainConcept, offers service providers, device manufacturers and integrators technologies that address the entire video supply chain with solutions for software applications, OTT content services and consumer electronics devices. Over 1 billion DivX enabled devices have shipped worldwide from major manufacturers and DivX consumer software products have been downloaded over 1 billion times. DivX is based in San Diego, CA, with offices across Europe and Asia. For more information on the company, visit www.divx.com/company.

Forward-Looking Statements
Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities.  Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties.  Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to derive anticipated benefits from the acquisition of DivX, LLC; our ability to successfully integrate the operations of DivX, LLC; our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is available on www.sec.gov and filed on www.sedar.com.
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Press Contact for NeuLion:
Chelsea Nunn
516-622-8381
chelsea.nunn@neulion.com

Investor Relations Contact for NeuLion:
LHA
Stephanie Prince/Jody Burfening
(212) 838-3777
sprince@lhai.com

Press Contact for DivX:
Tom Huntington
619-743-9057
tom.huntington@divx.com

NEULION, INC.

RECONCILIATION OF NON-GAAP MEASURES
(unaudited, in $000’s)

	Six months ended September 30,
	2014

Revenue on a GAAP basis	$10,794

Purchase accounting adjustments	15,784	(a)

Non-GAAP Revenue	$26,578

Six months ended September 30,
2014

Consolidated net loss on a GAAP basis	$(7,416)

Purchase accounting adjustments	15,706
Income taxes	(4,944)
Depreciation	129
Stock-based compensation	20

Non-GAAP Adjusted EBITDA	$3,495

Please note that all the figures above are estimates and are subject to audit.

(a)
Since DivX was acquired by Parallax Capital Partners in March 2014, the purchase price allocation included an adjustment to record the fair value of assumed contractual payments due to DivX for which no or little additional obligations existed in order to receive such payments. These contractual payments are for fixed multi-year site licenses and unbilled per unit royalties for units shipped prior to the acquisition. Prior to the March 2014 acquisition, revenue in such transactions was recognized during the period in which such customers reported the number of royalty-eligible units that they have shipped. Additionally, in certain multi-year site licenses and guaranteed minimum-royalty licenses DivX entered into extended payment programs. Revenue related to such extended payment programs were recognized at the earlier of when cash was received or when periodic payments became due. The payment terms extend over the term of the multi-year license and the remaining contractual payments that exist at the acquisition date will be received by DivX. As DivX assumed no additional obligations under such contracts, these payments are considered a fixed payment stream, rather than revenue. This fixed payment stream is accounted for as an element of accounts receivable and included as part of the purchase accounting.

The fair value of the remaining contractual payment due under the applicable contracts is estimated by calculating the discounted cash flows associated with such future billings. The reduction in revenues related directly to the transaction has been reflected as a non-GAAP financial measure to include the effect of the excluded revenues to allow investors and analysts to make meaningful comparisons between DivX’s ongoing core business operating results and those of other companies.